Exhibit 10.3

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT dated as of May 19, 2016 (the “First Amendment”) is by and between IPG PHOTONICS CORPORATION, a Delaware corporation with a principal place of business at 50 Old Webster Road, Oxford, Massachusetts 01540 (the “Borrower”) and BANK OF AMERICA, N.A., a national banking association with an office at 100 Federal Street, Boston, Massachusetts 02110 (the “Bank”).

W I T N E S S E T H:

WHEREAS, the Borrower executed and delivered to the Bank an Amended and Restated Loan Agreement dated as of April 30, 2015 (the “Agreement”); and

WHEREAS, the Borrower requested the Bank furnish it with an additional term loan in an amount up to $23,750,000.00 in order to purchase and build out a facility located at 377 Simarano Drive in Marlborough, Massachusetts; and

WHEREAS, the Bank is agreeable to doing so, subject to the terms and conditions set forth in this First Amendment.

NOW, THEREFORE, in consideration of the agreements contained in this First Amendment and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank agree as follows:

A.    Amendments to the Agreement. From and after the date first noted above, the Agreement is modified as follows:

1.    Definitions.

a.    The definitions of “Loans”, “Loan Documents” and “Notes” set forth in Article 1.0 of the Agreement are hereby restated to read as follows:

““Loan(s)” means individually and collectively the Revolving Credit, the Term Loan and the Term Loan No. 2.

“Loan Documents” means each and every of this Agreement, the Notes, and each other document executed or delivered to the Bank in connection with the Loans.

“Notes” means each and all of the Revolving Credit Note, the Term Note and the Term Note No. 2.”

b.    Definitions for “Disbursement Authorization”, “Marlborough Property”, “Term Loan No. 2”, “Term Note No. 2” and “Term Note No. 2 Maturity Date” are added to Article 1.0 of the Agreement, to read as follows:

““Disbursement Authorization” means a disbursement authorization letter executed by the Borrower with respect to disbursement of the proceeds of Term Note No. 2.

“Marlborough Property” means the property to be purchased and renovated by the Borrower located at 377 Simarano Drive in Marlborough, Massachusetts.

“Term Loan No. 2” means the $23,750,000.00 term loan facility furnished to the Borrower by the Bank, as evidenced by Term Note No. 2.

“Term Note No. 2 Maturity Date” means, with respect to Term Note No. 2, May __, 2023 or such later date as is agreed to by the Bank in a written instrument executed by a duly authorized officer of the Bank.

“Term Note No. 2” means Term Note No. 2 referred to in Section 2.03, as may be supplemented, amended or replaced.”

2.    The Credit Facilities. Sections 2.01 and 2.03 of Article 2.0 of the Agreement are amended by adding Sections 2.01(C) and 2.03(C), to read as follows:

“2.01 …. (C)    The Bank will disburse the proceeds of the Term Note No. 2 in accordance with the Disbursement Authorization, such proceeds to be used by the Borrower for the acquisition, build out and up-fit of the Marlborough Property and related costs and expenses.

2.03 …. (C) Term Loan No. 2 is evidenced by Term Note No. 2 dated of even date with this Agreement, due and payable on the Term Note No. 2 Maturity Date, a copy of which is attached hereto as Exhibit 2.03C.”

3.    Conditions Precedent. The Borrower shall have delivered to the Bank, prior to disbursement of Term Loan No. 2, the following:

a.    Term Note No. 2 duly executed by the Borrower in the form attached hereto as Exhibit 2.03C;

b.    a Secretary’s Certificate of the Borrower, including resolutions authorizing Term Loan No. 2 and including bringdown certifications with respect to the charter and governing documents of the Borrower and the Borrower’s good corporate and tax standing with the Secretary of the State of Delaware and the Secretary of The Commonwealth of Massachusetts; and

c.    a written opinion or opinions of legal counsel for the Borrower, dated the date of this First Amendment and addressed to the Bank, in form satisfactory to the Bank and its counsel.

4.    Confirmation of Negative Pledge. In furtherance of the Borrower’s covenant in Section 5.02(A) of the Agreement, Borrower acknowledges and agrees that it will not mortgage, pledge, hypothecate, assign, convey, encumber, lien or grant a security interest in or to any of the Marlborough Property.

B.    Representations and Warranties. The Borrower hereby represents and warrants that:

1.    As of the date hereof, no Event of Default pursuant to the Agreement has occurred and is continuing, and no event has occurred and is continuing that, but for the giving of notice or the passage of time or both, would constitute an Event of Default;

2.    As of the date hereof, no material adverse change has occurred in the business prospects, financial condition, or results of operations of the Borrower since the most recent financial statements provided to the Bank through the date hereof; and

3.    Except as amended hereby or has been disclosed to the Bank by the Borrower in writing on or before the date hereof, each of the representations, warranties and covenants contained in the Agreement is true and correct in all material respects (except, if a qualifier relating to materiality, material adverse effect or a similar concept applies to any such representation or warranty, such representation or warranty shall be required to be true and correct in all respects) as if made on and as of the date hereof except to the extent any such representation and warranty pertains to a specific date other than the date hereof.

C.    Ratification of Obligations; Entire Agreement. The Borrower ratifies and confirms all of its Obligations to the Bank, and acknowledges and agrees that each of the Notes and the Agreement, as amended hereby, remain in full force and effect pursuant to their respective terms. The Borrower further acknowledges and agrees that this First Amendment does not extinguish, terminate or impair any of the Obligations of the Borrower, whether under the Agreement, the Notes or otherwise, and does not and shall not be construed so as to subordinate, release or impair the priority of any security interest or lien held by the Bank on any assets of the Borrower.

D.    Acknowledgement, Waiver and Release. The Borrower hereby acknowledges and agrees that it knows of no claim, cause of action, defense, right of setoff or recoupment or counterclaim against the Bank with respect to the Agreement, the Notes, the Obligations, or any related loan documents as of the date hereof. The Borrower hereby waives any claims, off-sets and defenses it may have against the Bank with respect to the Agreement, the Notes, the Obligations, or any related loan documents as of the date hereof, hereby releases and forever discharges the Bank, its agents, employees, attorneys, stockholders and directors from any and all actions, causes of action, suits, debts, accounts, claims, demands, controversies, obligations, damages and liabilities of any nature whatsoever, whether or not now known, suspected or claimed which it ever had or now has against the Bank by reason of any act, transaction, practice, conduct or omission of the Bank arising or occurring prior to the date of execution hereof.

E.    Entire Agreement. The Agreement, as hereby amended, and the Notes, as amended, constitute the entire agreement between the parties with respect to the Loans.

F.    Capitalized Terms. Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Agreement.

IN WITNESS WHEREOF, each of the parties hereto have duly caused this First Amendment to be executed by its duly authorized representative as an instrument under seal as of the day and year first above written.

IPG PHOTONICS CORPORATION

/s/ Brenda J. Cullen	By: /s/ Timothy P.V. Mammen
Witness	Name: Timothy P.V. Mammen
Title: Senior Vice President and Chief Financial Officer

BANK OF AMERICA, N.A.

/s/ Robert C. Megan	By: /s/ Molly M. Kropp
Witness	Name: Molly M. Kropp
Title: Vice President